                                                                      EXHIBIT 15

                                                          Suite 3900
                                                          200 Renaissance Center
                                                          Detroit MI 48243

PRICE WATERHOUSE LLP

February 1, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

Dear Sirs:

     We are aware that DTE Holdings, Inc. has included our reports related to The Detroit Edison Company dated May 10, 1994, August 8, 1994, and November 7, 1994 (issued pursuant to the provisions of Statements on Auditing Standards Nos. 42 and 71) in the Prospectus and Proxy Statement constituting part of its Registration Statement of DTE Holdings, Inc. on Form S-4 to be filed on or about February 1, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

PRICE WATERHOUSE LLP